UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 13, 2015
Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 625, 4211 Yonge Street
Toronto, ON. Canada M2P 2A9
Attn: John M Rosenthal, CPA, CA, LPA

(Address of Principal Executive offices)(Zip Code)

(416) 636-7500 (Registrant's telephone number Including area code)

 (Former name or former address, if changed since last report)

First Canadian Place, Suite 350, Toronto, Ontario M5X 1C1
Attn:  Preston J. Shea

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

Effective February 13, 2015, our Board of Directors increased the number of members who serve on the Board of Directors to five persons and appointed Mr. John Rosenthal, Dr. Baseer Uddin Khan and Ken (Khahn) Pham as members of our Board of Directors (the “New Directors”). Effective February 13, 2015, Mr. Kenneth Pinckard resigned as the Chief Executive Officer and a director of the Company and of its subsidiaries.

In connection with Mr. Pinckard’s resignation as an executive officer and director of the Company, the parties agreed to a termination of his employment agreement with the Company.  The Company has agreed to pay a total of $65,000 (USD) in consideration of all services rendered prior to his termination, of which $45,000 (USD) was paid on the date he resigned and $20,000 (USD) will be paid within 90-days thereafter (the “90-Day Payment”).  Furthermore, the parties agreed that out of 10,000,000 shares of the Company’s common stock previously issued to him in December of 2014, 2,500,000 shares would be returned to the Company to be canceled and 3,500,000 shares will be held in escrow to secure the 90-Day Payment and provided such payment is timely made, will be canceled thereafter.   The Company and Mr. Pinckard agreed that he would retain ownership of the remaining 4,000,000 shares of the Company’s common stock.

None of the New Directors have a family relationship with any executive officer or director of the Company or persons nominated or chosen by the Company to become directors or officers. There is no arrangement or understanding pursuant to which any of them were appointed a member of the Board of Directors nor is the Company aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to the New Directors.

Resume of John Rosenthal, CPA, CA, LPA

Mr. Rosenthal currently is a senior partner of RZN, LLP Chartered Professional Accountants & Licensed Public Accountants.  Mr. Rosenthal provides general business, accounting and auditing services for his clients, including in connection with mergers and acquisitions, restructurings, strategic planning, and litigation support services.  From 1980 to 1982, Mr. Rosenthal was a Partner at Wm. Eisenberg & Co., Chartered Accountants.  Prior to this, Mr. Rosenthal was an accounting and auditing Manager, from 1978 to 1890, and staff accountant, from 1974 to 1978, at Wm. Eisenberg & Co. Mr. Rosenthal has served as director to various organizations.

Resume of Dr. Baseer Uddin Khan

Dr. Khan has more than fifteen years of medical experience as an Ophthalmologist. Dr. Khan is a specialist in the field of Ophthalmology with over ten appointments as a medical professional notably for Mount Sinai Hospital (Toronto, Canada), Southlake Regional Health Centre (Newmarket, Ontario), and North York General Hospital (Toronto, Ontario).

Dr. Khan is an internationally recognized surgeon, researcher, and consultant. He is an Assistant Professor at the University of Toronto and served as Executive Lead Physician, Eye Institute, Southlake Regional Hospital, Newmarket, Ontario for five years. Dr. Khan founded, own and operates several eye clinics in Canada, including the largest private ophthalmic practice in the Greater Toronto Area (Clarity Eye Institute).. He is also a managing partner of Shura Management and the CIO of its subsidiary, Oneview Procurement Solutions.

Resume of Kenneth (Khanh) Pham, B. Eng, MBA, CPA, CMA

Mr. Pham is a finance and operations professional with over 15 years of experience in the private and public sector.  He has served as the vice president of operations for MDRM since August 2014.  From November 2011 through July 2013, Mr. Pham was the Chief Financial Officer/Corporate controller of Top Hat Monocle Corp. where he was responsible for budgetary planning and cost management and as a member of the senior management team was responsible for the growth of the company from 10 to 80 employees as well as two successful rounds of venture capital fund raising.  Prior to this Mr. Pham has also worked for Deloitte & Touche LLP and Ernst & Young LLP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MOBILITY AIDS, INC.
Date: February 20, 2015	(Registrant)

/s/ Preston J. Shea
Preston J. Shea, Chief Financial Officer